Exhibit 99.1
N E W S R E L E A S E

MEDIA CONTACT
Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(844) 682-2265

INVESTOR RELATIONS
Marcie Lipscomb
mlipscomb@mvbbanking.com
(844) 682-2265

MVB Expands Investment in Interchecks Technologies, Inc.
Interchecks Team to Manage Product Development and Rollout of MVB Edge Ventures’ GRAND
(FAIRMONT, W.Va.) August 26, 2021 – MVB Financial Corp. (“MVB Financial”) (Nasdaq: MVBF) and MVB Bank, Inc. (“MVB Bank”) (collectively “MVB”), announced today the expansion of its investment in Interchecks Technologies, Inc., a leading payment disbursement platform.

Founded in 2016, Interchecks is a privately held payout startup with offices in Boca Raton, Fla., and Brooklyn, N.Y. Interchecks simplifies and enhances payouts and 1099 compliance for organizations around the world. The company’s suite of on-demand payout options includes instant deposit, direct deposit, digital check, paper check and more.

MVB acquired its initial stake in Interchecks in 2019. The additional investment announced today will increase MVB’s interest in Interchecks to 16%. MVB’s overall Fintech investment portfolio has produced a cumulative IRR of nearly 200% since 2016.

Interchecks has achieved notable success in the gaming industry segments of online sports betting, daily fantasy sports and iGaming, a key area of focus for MVB. In partnership with Visa Direct, which provides Interchecks with direct access to its payment rails, the company has built a real-time1 payment infrastructure that is leveraged by MVB’s largest clients and a growing number of the more than 30 gaming companies that currently bank with MVB.

In addition to the increased investment interest, MVB has entered into a management contract with Interchecks CEO and co-founder Dylan Massey and the Interchecks team to manage the product development and rollout of GRAND, MVB’s digital account for gaming and crypto.

“Increasing our investment and deepening our relationship with Interchecks is an important financial and strategic objective for MVB,” said Larry F. Mazza, President and CEO, MVB Financial. “Under Dylan Massey’s leadership, Interchecks has achieved remarkable success over the past several years. Its pioneering payment disbursement technology is a natural fit with our focus on the gaming industry at MVB. Following up on our initial early investment, our increased investment and formal business partnership with Interchecks also highlight the success of the Fintech ecosystem we’ve built at MVB, which we will continue to foster in the coming years.”

“As an early investor in our company and given the many synergies between us, MVB is an ideal partner for Interchecks as we seek to grow our business in the online gaming segment and other high-growth industries,” said Dylan Massey, CEO of Interchecks. “We also look forward to working with the MVB Edge Ventures team on the rollout of its GRAND technology, which will provide cheaper and faster payments from a modern bank account. This is synergistic with our efforts throughout our history at Interchecks to provide real-time payments to the online sports betting space.”

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, Inc., is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

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1 Actual fund availability depends on receiving financial institution and region.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries, as well as statements regarding MVB’s future plans with regard to its Fintech line of business. When words such as “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; revaluation of equity investments, including MVB’s investments in Fintech companies; inability to further scale up the Fintech line of business; competition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.